UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On April 24, 2025, Riot Platforms, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its effective automatic shelf registration statement on Form S-3ASR, as previously filed with the SEC on August 9, 2024 (File No. 333-281454) to register the resale of up to 8,200,000 shares of the Company’s common stock, no par value per share, (the “Common Stock”) by Rhodium 2.0 LLC who is the Selling Stockholder identified in the Prospectus Supplement (the “Selling Stockholder”). The shares of Common Stock are being issued as part of the consideration for the acquisition by the Company’s wholly-owned subsidiary, Whinstone US, Inc. of specific assets of Rhodium Encore LLC (together with its affiliates, “Rhodium”) and settlement of all disputes between the Company and Rhodium under Federal Rule of Bankruptcy Procedure 9019 (the “Transaction”). The shares of our Common Stock being offered for resale by the Selling Stockholder will be issued to the Selling Stockholder upon execution of the purchase and sale agreement in connection with the Transaction.

This Item 8.01 is being filed solely for the purpose of filing the opinion of Womble Bond Dickinson, LLP relating to the validity of the shares of Common Stock registered for resale by the Selling Stockholder pursuant to the Prospectus Supplement, a copy of which is attached as Exhibit 5.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
5.1	Opinion of Womble Bond Dickinson, LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: April 24, 2025